Exhibit 5.1

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November 19, 2014

Premier, Inc.

13034 Ballantyne Corporate Place

Charlotte, NC 28277

Re:	Registration of 370,939 Shares of Class A Common Stock

Ladies and Gentlemen:

We have acted as counsel to Premier, Inc., a Delaware corporation (the “Company”), in connection with the sale by the Company of 370,939 shares of the Company’s Class A Common Stock, par value $0.01 per share (the “Shares”), pursuant to the automatically effective Registration Statement on Form S-3 (No. 333-200136) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on November 12, 2014 pursuant to the Securities Act of 1933, as amended (the “Act”), the prospectus included within the Registration Statement (the “Base Prospectus”) and the final prospectus supplement dated November 13, 2014 filed with the Commission pursuant to Rule 424(b) of the Act relating to the offering of the Shares (together with the Base Prospectus, the “Prospectus”).

On November 13, 2014, the Company, Premier Healthcare Alliance, L.P., Premier Services, LLC and the selling stockholders identified therein entered into an underwriting agreement with J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as underwriters and representatives of the several underwriters identified therein (the “Underwriting Agreement”), pursuant to which the Company has agreed to issue and sell the Shares in connection with the underwriters’ over-allotment option.

This opinion is rendered pursuant to Item 9.01 of Form 8-K and Item 601(b)(5)(i) of Regulation S-K promulgated under the Act.

We have examined the Registration Statement, including the exhibits thereto, the Prospectus, the Underwriting Agreement, the Company’s Certificate of Incorporation and its Bylaws, each as currently in effect, and certain resolutions of the Board of Directors of the Company relating to the offering of the Shares. In arriving at the opinions expressed below, we have also examined originals or copies, certified or otherwise identified to our satisfaction, of certificates of officers and other representatives of the Company, instruments and certificates of public officials, corporate records and such other documents as we have deemed necessary as the basis for the opinion hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of the Company and its officers and other representatives and of public officials and others.

Based upon the foregoing, we are of the opinion that the Shares, when issued and delivered in the manner contemplated by the Registration Statement and the Prospectus and pursuant to the terms of the Underwriting Agreement, and upon receipt by the Company of the consideration therefor, will be validly issued, fully paid and non-assessable.

We express no opinion as to the applicability of, compliance with or effect of, the law of any jurisdiction other than the General Corporation Law of the State of Delaware.

This opinion speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion that might affect the opinions expressed therein.

We hereby consent to the submission of this opinion to the Commission as an exhibit to the Current Report on Form 8-K filed with the Commission on the date hereof. We hereby also consent to the reference to our Firm under the caption “Legal Matters” in the Prospectus. We do not admit in providing such consent that we are included within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Commission thereunder.

Sincerely,

/s/ McDermott Will & Emery LLP